Exhibit 10(c )

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 18 to the Merrill Lynch Fundamental Growth Principal Protected Fund of Merrill Lynch Principal Protected Trust’s Registration Statement on Form N-1A of our report dated March 14, 2006 except as to the effects of reclassifications of balances for reportable segments as reflected in Note 20 for which the date is May 25, 2006, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Bank of America Corporation’s Current Report on Form 8-K dated May 25, 2006.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
September 29, 2006